UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                               AMENDMENT NO. 2 TO
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               ------------------

       Date of Report (Date of earliest event reported): FEBRUARY 28, 1995

                               -------------------

                        VISTA INFORMATION SOLUTIONS, INC.
                            (FORMERLY DATAMAP, INC.)
             (Exact name of registrant as specified in its charter)


         MINNESOTA                      0-20312                  41-1293754
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
       of incorporation)                                    Identification No.)


             5060 SHOREHAM PLACE, #300, SAN DIEGO, CALIFORNIA 92122
              (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (619) 450-6100



Item 2.  Acquisition or Disposition of Assets.

         On February 28, 1995, DataMap Acquisition Corp. ("Acquisition Corp."), a wholly owned subsidiary of DataMap, Inc. ("DataMap") merged with and into VISTA Environmental Information, Inc. ("VISTA") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated January 23, 1995, such that VISTA became a wholly owned subsidiary of DataMap (the "Merger"). VISTA has been engaged in the business of providing information relating to environmental conditions on real estate across the United States, and will continue to conduct such business in conjunction with DataMap's operations.

         Under the terms of the Merger, the shareholders of VISTA received 2,643,694 shares of common stock and 646,141 shares of Series C preferred stock, which are convertible into an aggregate of 6,461,410 shares of common stock. Option and warrant holders of VISTA were issued options and warrants to purchase approximately 1,500,000 common equivalent shares of DataMap, at prices ranging from $0.04 to $2.51, in replacement of their VISTA options and warrants at exercise prices equal to the pre-merger exercise price adjusted for the conversion ratio.

         The Merger was structured based on the companies having equal value. Before the Merger, DataMap and VISTA had common and common equivalent shares, consisting of convertible preferred stock, options and warrants, of approximately 12,716,000 and 17,594,000 respectively. For purposes of the conversion, only options and warrants for both companies with exercise prices below an agreed upon price of $2 were considered. As a result, DataMap issued approximately 10,600,000 common and common equivalent shares as described above, resulting in the former VISTA shareholders owning 50% of the combined company. However, as a condition to the closing of the Merger, DataMap was required to obtain additional financing of at least $1,500,000. As a result, DataMap sold 112,280 shares of Series D Convertible Preferred Stock ("Series D Preferred") for $1,500,000, convertible into 1,122,800 shares of common stock. Of the 112,280 shares of Series D Preferred sold, 93,563 were sold to DataMap's then current preferred shareholders and 18,713 were sold to VISTA preferred shareholders. Each share of Series D Preferred is convertible into 10 shares of DataMap Common Stock, and has a liquidation preference of $13.36 per share. The Series D Preferred has other rights and preferences similar to DataMap's Series B Convertible Preferred Stock and the Series C Preferred except that the Series D Preferred shareholders do not have the right to designate a director but instead vote, on an as-if-converted basis, along with the holders of Common Stock in the election of directors. Taking into account this transaction, the DataMap shareholder group owned approximately 52% of the combined company. Due to this voting control and other considerations, DataMap was determined to be the accounting acquiror.

         In connection with the Merger, Thomas R. Gay, the President and Chief Executive Officer of VISTA, became the President and Chief Executive Officer of DataMap, and Gary S. Mertz, the former President and Chief Executive Officer of DataMap, was named Executive Vice President of Strategic Development for DataMap. Also as part of the Merger, Martin Kahn, the Chairman of the Board of VISTA, Mr. Gay and Patrick Rivelli were named to the Board of Directors of DataMap, while Robert Provost and David Noble resigned from the Board.

         As part of the Merger, certain shareholders of VISTA and DataMap entered into a Shareholder Voting Agreement dated February 28, 1995 whereby the shareholders agreed to vote in favor of a proposal to (i) amend the Articles of Incorporation of DataMap to increase the authorized capital stock of DataMap and to change the Company's name to VISTA Information Solutions, Inc.; (ii) elect Gary Mertz, James Hovis, Robert Moeller, Steve Fisher (Series B Designee), Thomas Gay, Martin Kahn (Series C Designee) and Patrick Rivelli (Series C Designee) to the Board of Directors; and (iii) ratify the adoption of the 1995 DataMap Stock Incentive Plan providing for the grant of options to purchase up to an aggregate of 2,000,000 shares of Common Stock of DataMap.

Item 7.  Financial Statements and Exhibits.

a.       Financial Statements of Business Acquired.

         Financial statements of VISTA Environmental Information, Inc. consisting of balance sheets as of December 31, 1994 and 1993, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1994, and the accountants' report thereon are included in this Current Report on Form 8-K on pages F-3 to F-8 and page F-2, respectively.

b.       Pro Forma Financial Information.

         Unaudited condensed consolidated pro forma financial statements consisting of a balance sheet as of December 31, 1994 and a statement of operations for the year ended December 31, 1994 are included in this Current Report on Form 8-K on pages F-14 to F-18.

c.       Exhibits.

         2.1 Agreement and Plan of Merger between DataMap, Inc., DataMap Acquisition Corp. and VISTA Environmental Information, Inc. dated January 23, 1995, without exhibits (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated January 23, 1995 (File No. 0-20312)).

         4.1 Certificate of Designation of the Voting Powers, Preferences and Rights, and Qualifications, Limitations and Restriction, of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated January 23, 1995 (File No. 0-20312)).

         4.2 Certificate of Designation of the Voting Powers, Preferences and Rights, and Qualifications, Limitations and Restriction, of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated January 23, 1995 (File No. 0-20312)).

         23.1 Consent of Deloitte & Touche LLP (filed herewith electronically).


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  VISTA INFORMATION SOLUTIONS, INC.
                                  (Registrant)


Dated:  July 30, 1996.            By: /s/ Thomas R. Gay
                                      -----------------------------------
                                      Thomas R. Gay
                                      Chief Executive Officer
                                      (Principal Executive Officer)



                          INDEX TO FINANCIAL STATEMENTS

                                                                      Page

Independent Auditors' Report...........................................F-2

Balance Sheets of VISTA Environmental Information,
Inc. as of December 31, 1994 and 1993..................................F-3

Statements of Operations of VISTA Environmental
Information, Inc. for the years ended December 31, 1994,
1993 and 1992..........................................................F-5

Statements of Stockholders' Equity (Deficit) of
VISTA Environmental Information, Inc. for the years ended
December 31, 1994, 1993 and 1992.......................................F-6

Statements of Cash Flows of VISTA Environmental
Information, Inc. for the years ended December 31, 1994,
1993, and 1992.........................................................F-7

Notes to Financial Statements for VISTA Environmental
Information, Inc. for the years ended December 31, 1994,
1993, and 1992.........................................................F-8

Introduction to Pro Forma Financial Statements........................F-14

Pro Forma Balance Sheet as of December 31, 1994.......................F-15

Pro Forma Statement of Operations for the year ended
December 31, 1994.....................................................F-17

Notes to Pro Forma Financial Statements for DataMap, Inc.
for the year ended December 31, 1994..................................F-18


INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders of
  Vista Environmental Information, Inc.:

We have audited the accompanying balance sheets of Vista Environmental Information, Inc. as of December 31, 1994 and 1993, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Vista Environmental Information, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's excess of current liabilities over current assets and the recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do no include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 8 to the financial statements, effective February 27, 1995, the Company was acquired by DataMap, Inc.

/s/ Deloitte & Touche LLP

San Diego, California
March 17, 1995



VISTA ENVIRONMENTAL INFORMATION, INC.

BALANCE SHEETS
DECEMBER 31, 1994 AND 1993
ASSETS                                                             1994        1993
                                                                ----------   ----------
CURRENT ASSETS:
    Cash                                                        $   12,072   $   18,492
    Trade accounts receivable, net of allowances for doubtful
        accounts of $195,000 in 1994 and $150,000 in 1993        1,339,811    1,356,903
    Prepaid expenses and other current assets                      122,064      133,625
                                                                ----------   ----------

           Total current assets                                  1,473,947    1,509,020

EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS:
    Computer equipment                                             561,946      547,807
    Furniture and leasehold improvements                           309,019      285,155
    Capitalized leased equipment                                   977,576      811,987
                                                                ----------   ----------

                                                                 1,848,541    1,644,949
    Less accumulated depreciation and amortization               1,065,956      650,472
                                                                ----------   ----------

                                                                   782,585      944,477


INTANGIBLE ASSETS:
    Environmental database                                       1,102,363      956,843
    Customer lists                                                 216,732      216,732
                                                                ----------   ----------

                                                                 1,319,095    1,173,575
    Less accumulated amortization                                  812,940      603,673
                                                                ----------   ----------

                                                                   506,155      569,902

DEPOSITS AND OTHER ASSETS                                          103,753      111,367
                                                                ----------   ----------


TOTAL                                                           $2,893,440   $3,184,766
                                                                ==========   ==========


The accompanying notes are an integral part of these financial statements



LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                      1994           1993
                                                             -----------    -----------
CURRENT LIABILITIES:
    Note payable to bank                                     $   721,297    $   587,356
    Subordinated convertible notes                               898,928
    Accounts payable and accrued expenses                      1,401,903      1,009,507
    Deferred contract revenue                                     23,335        108,200
    Current portion of long-term debt                            228,407        194,825
                                                             -----------    -----------

           Total current liabilities                           3,273,870      1,899,888

DEFERRED RENT CREDIT                                              82,352         91,664

LONG-TERM DEBT, less current portion                             371,545        434,035

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT):
    Capital stock, par value $.01 per share
        Class A preferred stock:
           8,221,821 shares authorized, 7,545,425 shares
           outstanding at December 31, 1994 and 1993              75,454         75,454
        Class B preferred stock:
           6,778,179 shares authorized; 3,257,659 shares
           outstanding at December 31, 1994 and 1993              32,577         32,577
        Class A common stock:
           27,600,000 shares authorized; 4,326,457 shares
           outstanding at December 31, 1994 and 1993              43,264         43,264
        Class B common Stock:
           2,400,000 shares authorized; 8,334 and 0 shares
           outstanding at December 31, 1994 and 1993                  83
        Paid-in capital                                        6,410,012      6,408,607
        Accumulated deficit                                   (7,395,717)    (5,800,723)
                                                             -----------    -----------

           Total stockholders' equity (deficit)                 (834,327)       759,179
                                                             -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)          $ 2,893,440    $ 3,184,766
                                                             ===========    ===========


VISTA ENVIRONMENTAL INFORMATION, INC.


STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1994, 1993 AND 1992

                                     1994           1993           1992
                                 -----------    -----------    -----------
REVENUE                          $ 7,353,349    $ 6,486,740    $ 4,755,275

COST OF REVENUE                    2,659,128      2,485,565      1,933,750
                                 -----------    -----------    -----------

           Gross profit            4,694,221      4,001,175      2,821,525

EXPENSES:
    General and administrative     1,870,594      1,530,772      1,544,427
    Merger related expenses          215,803        368,930
    Selling and marketing          3,064,129      2,913,961      2,056,688
    Finance and administration       254,065        273,086        289,505
    Technical development            641,610        586,600        336,698
                                 -----------    -----------    -----------

           Total expenses          6,046,201      5,304,419      4,596,248
                                 -----------    -----------    -----------

LOSS FROM OPERATIONS              (1,351,980)    (1,303,244)    (1,774,723)

OTHER EXPENSE:
    Interest                         243,014        102,014        134,745
                                 -----------    -----------    -----------

NET LOSS                         $(1,594,994)   $(1,405,258)   $(1,909,468)
                                 ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements.




VISTA ENVIRONMENTAL INFORMATION, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                 CLASS A PREFERRED      CLASS B PREFERRED         CLASS A COMMON
                                                 SHARES     AMOUNT      SHARES     AMOUNT       SHARES      AMOUNT
                                                 ------     ------      ------     ------       ------      ------
BALANCE, JANUARY 1, 1992                                                                    4,981,677      $49,817

  Sale of stock in private stock offering                               84,873     $  849      10,000          100
  Shares issued through merger                6,078,748     $60,787                             1,457           14
  Conversion of long-term debt to equity        800,000       8,000     24,179        242
  Sale of preferred stock                                            1,750,000     17,500
  Adjusted to unearned compensation -
    termination of options
  Net loss

                                              ---------     -------  ---------    -------   ---------     --------
BALANCE, DECEMBER 31, 1992                    6,878,748      68,787  1,859,052     18,591   4,993,134       49,931

  Sale of stock in private stock offering                            1,398,607     13,986
  Exchange of Class A common stock for
    Class A preferred stock                     666,677       6,667                          (666,677)      (6,667)
                                              ---------     -------  ---------    -------   ---------     --------


BALANCE, DECEMBER 31, 1993                    7,545,425      75,454  3,257,659     32,577   4,326,457       43,264

  Stock options exercised
  Issuance of stock purchase warrants
  Net loss
                                              ---------     -------  ---------    -------   ---------     --------

BALANCE, DECEMBER 31, 1994                    7,545,425     $75,454  3,257,659    $32,577   4,326,457      $43,264
                                              =========     =======  =========    =======   =========      =======


(WIDE TABLE CONTINUED FROM ABOVE)



                                                                              UNEARNED
                                                                            COMPENSATION-
                                             CLASS B COMMON        PAID-IN      STOCK      ACCUMULATED
                                           SHARES     AMOUNT       CAPITAL     OPTIONS       DEFICIT         TOTAL
                                           ------     ------       -------     -------       -------         -----
BALANCE, JANUARY 1, 1992                                        $1,899,787    $(358,203)  $(2,485,997)   $ (894,596)

  Sale of stock in private stock offering                          103,924                                  104,873
  Shares issued through merger                                     853,974                                  914,775
  Conversion of long-term debt to equity                           792,000                                  800,242
  Sale of preferred stock                                        1,732,500                                1,750,000
  Adjusted to unearned compensation -
    termination of options                                        (358,203)     358,203
  Net loss                                                                                 (1,909,468)   (1,909,468)
                                            -----       ----    -----------  ----------    -----------   -----------

BALANCE, DECEMBER 31, 1992                                       5,023,982           --    (4,395,465)      765,826

  Sale of stock in private stock offering                        1,384,625                                1,398,611
  Exchange of Class A common stock for
    Class A preferred stock
  Net loss                                                                                 (1,405,258)   (1,405,258)
                                            -----       ----    -----------  ----------    -----------   -----------


BALANCE, DECEMBER 31, 1993                                       6,408,607           --    (5,800,723)      759,179

  Stock options exercised                   8,334        $83           333                                      416
  Issuance of stock purchase warrants                                1,072                                    1,072
  Net loss                                                                                 (1,594,994)   (1,594,994)
                                            -----       ----    -----------  ----------    -----------   -----------

BALANCE, DECEMBER 31, 1994                  8,334       $ 83    $6,410,012           --   $(7,395,717)   $ (834,327)
                                            =====       ====    ==========   ==========   ============   ===========




The accompanying notes are an integral part of these financial statements.



VISTA ENVIRONMENTAL INFORMATION, INC.


STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                1994           1993           1992
                                                            -----------    -----------    -----------
OPERATING ACTIVITIES:
    Net loss                                                $(1,594,994)   $(1,405,258)   $(1,909,468)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
    Depreciation and amortization                               624,751        548,231        471,431
    Changes in assets and liabilities:
        Trade accounts receivable                                17,092       (206,208)      (455,781)
        Prepaid expenses and other current assets                11,561        (48,721)        83,166
        Accounts payable and accrued expenses                   392,396        159,842        254,500
        Deferred contract revenue                               (84,865)        45,440         52,815
        Deferred rent credit                                     (9,312)       (45,022)        72,031
        Deposits and other assets                               (19,386)       (87,748)        (5,826)
                                                            -----------    -----------    -----------

             Net cash used in operating activities             (662,757)    (1,039,444)    (1,437,132)
                                                            -----------    -----------    -----------

INVESTING ACTIVITIES:
    Expenditures for equipment, furniture and leasehold
        improvements                                            (22,647)      (163,266)      (112,700)
    Expenditures for intangible assets                         (145,520)      (244,081)      (122,554)
                                                            -----------    -----------    -----------

             Net cash used in investing activities             (168,167)      (407,347)      (235,254)
                                                            -----------    -----------    -----------

FINANCING ACTIVITIES:
    Proceeds from subordinated convertible notes                898,928
    Borrowings under long-term debt                                            106,637        144,951
    Payments on long-term debt                                 (209,853)      (179,655)      (291,383)
    Cash proceeds from sales of stock and warrants                1,488      1,398,611      1,854,873
    Cash acquired through merger                                                               22,486
    Payment on note payable                                                     (7,018)      (550,000)
    Proceeds from note payable                                  133,941                       594,374
                                                            -----------    -----------    -----------

             Net cash provided by financing activities          824,504      1,318,575      1,775,301
                                                            -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                                  (6,420)      (128,216)       102,915

CASH, BEGINNING OF YEAR                                          18,492        146,708         43,793
                                                            -----------    -----------    -----------

CASH, END OF YEAR                                           $    12,072    $    18,492    $   146,708
                                                            ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION:
    Cash paid during the year for interest                  $   181,582    $   138,859    $   115,074
                                                            ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF NONCASH
    INVESTING AND FINANCING ACTIVITIES:
    Acquisition of equipment through capital leases         $   180,945    $   478,305    $      --
                                                            ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements.



                      VISTA ENVIRONMENTAL INFORMATION, INC.


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company's current liabilities exceeded its current assets by $1,799,923 as of December 31, 1994, and during the years ended December 31, 1994, 1993 and 1992, the Company incurred net losses of $1,594,994, $1,405,258 and $1,909,468 respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

         The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As of December 31, 1994, as described in Note 3, the Company is not in compliance with provisions of its note payable agreement and the balance of such note, $721,297, has been classified as a current liability. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financing agreements, to obtain additional financing or refinancing as may be required, and ultimately to attain profitable operations. Management is continuing its efforts to obtain additional financing so that the Company can meet its obligations and sustain operations.

         Description of Business - Vista Environmental Information, Inc. ("Vista") is engaged in selling environmental data reports compiled form various public sources. During 1992, Vista merged with Environmental Audit, Inc. in a business combination accounted for as a purchase (see Note 2). Subsequent to December 31, 1994, Vista became a wholly owned subsidiary of DataMap, Inc. in a business combination accounted for as a purchase (see Note 8).

         Recognition of Revenue - The Company recognizes revenue from the sales of environmental data reports when the reports are shipped or transmitted to the customer.

         Concentrations of Credit Risk - Financial instruments that potentially subject the company to significant concentrations of credit risk consist principally of cash and trade accounts receivable.

         Concentrations of credit risk with respect to trade accounts receivable are generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across many different industries and geographies. The Company's customer base consists primarily of the industries of banking, legal and environmental management and consulting, commercial real estate, investment, insurance, and federal agencies. The Company performs on-going credit evaluations of its customers' financial condition as considered necessary.

         Equipment, Furniture and Leasehold Improvements - Furniture and equipment are recorded at cost. Depreciation is calculated using the straight-lien method over estimated useful lives of 5 to 7 years. Capitalized leased equipment and leasehold improvements are depreciated and amortized over the shorter of the estimated useful life or the lease term. Expenditures for maintenance and repairs are charged to operations as incurred, whereas major betterments are capitalized.

         Intangible Assets - Intangible assets are recorded at cost and are amortized using the straight-line method over the estimated useful lives of the assets, as follows:

         Environmental database                5 years
         Customer lists                      1-5 years

         The Company assesses the recoverability of such intangible assets on a periodic basis.

         Reclassifications - Certain reclassifications have been made to the 1993 financial statement(s) in order for them to conform to the 1994 financial statements.

2.       ACQUISITION

         On March 31, 1992, Vista acquired all of the outstanding common and preferred stock of Environmental Audit, Inc. ("EAI") in exchange for 1,457 shares of common stock and 6,078,748 shares of preferred stock of Vista. The merger has been accounted for under the purchase method of accounting, and, accordingly, the operation results of EAI have been included in the operating results of Vista since the date of acquisition. The net assets of EAI have been reflected at their fair values at the date of acquisition, as follows:

         Trade accounts receivable                         $ 369,751
         Equipment, furniture and leasehold improvements     472,059
         Intangible assets - environmental database          414,624
         Long-term debt - capital lease obligations         (264,217)
         Other, net                                          (77,442)
                                                           ---------
         Value of shares issued through merger             $ 914,775
                                                           =========

         The following summary, prepared on a pro forma basis for the year ended December 31, 1992, combines the results of operations as if the merger had occurred on January 1, 1992:

                                              PRO FORMA
                                              ---------
                                              (UNAUDITED)

         Revenues                             $ 5,523,000
         Net loss                             $ 2,037,000

         The pro forma results are not necessarily indicative of what actually would have occurred if the merger had occurred on January 1, 1992. In addition, they are not intended to be a projection of future results and do not reflect any synergies to be achieved from combined operations.

3.       NOTE PAYABLE TO BANK

         The note payable to bank as of December 31, 1994 and 1993 consists of a bank line of credit, which is collateralized by all assets of the Company and has an expiration date of April 1995. The line of credit agreement provides for borrowings of up to the lesser of 75% of acceptable accounts receivable or $1,000,000 (which may be increased to $2,000,000 if certain financial covenants are met). Outstanding amounts bear interest at prime plus 2.5% (11% at December 31, 1994). The agreement contains certain restrictive covenants, including a requirement to maintain tangible net worth of not less than $1,100,000 and to attain specified levels of profitability. As of December 31, 1994, the Company was in violation of certain of the restrictive covenants. The entire balance outstanding, which totals $721,297 as of December 31, 1994, has been classified as current in the accompanying balance sheet.

         In connection with obtaining this credit line, certain shareholders provided a $900,000 stand-by credit facility due January 15, 1995, including warrants to purchase 108,000 shares of Class B preferred stock at $1.00 per share. As of December 31, 1994, the facility had been used in its entirety. A portion of the proceeds was allocated to the issued warrants. Subsequent to December 31, 1994, the outstanding balance was extended to January 15, 1996 with additional warrants being issued for the purchase of 90,000 shares of Class B preferred stock at $1.00 per share. Interest on the outstanding balance accrues at prime plus 2.5% and is due and payable at the extended due date of the note.

4.       LONG-TERM DEBT

         Long-term debt at December 31, 1994 and 1993 consists primarily of capitalized lease obligations of $592,083 and $613,184, respectively. These obligations bear interest at rates which range from 11.5% to 31.8% and are due during various dates from March 1994 to June 1999.

         During 1993, the Company entered into an agreement which provided for a lease line of up to $500,000 in borrowings, the use of which is limited to the purchase of office furniture and equipment. At December 31, 1993, the entire lease line was outstanding. In connection with this lease agreement the lessor was granted warrants to purchase 60,000 shares of Class B preferred stock at $1.00 per share. During 1994, this lease line was increase to $1,000,000. Additional warrants were granted to purchase 40,000 shares of Class B preferred stock at $1.50 per share. As of December 31, 1994, $382,128 remains available for use under the lease line.

         Annual principal payments applicable to long-term debt for the years subsequent to December 31, 1994 are as follows:

         YEAR ENDING DECEMBER 31,

                  1995                                         $319,060
                  1996                                          300,041
                  1997                                          113,011
                  1998                                            9,619
                  1999                                            2,228
                                                               --------

                                                               $732,959

         Less amount representing interest                      144,007
         Less current portion                                   228,407
                                                               --------

                                                               $371,545
                                                               ========

5.       INCOME TAXES

         As of January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." The adoption did not have a material affect on the Company's financial statements. The adoption of FAS 109 changed the Company's method of accounting for income taxes from the deferred method required by Accounting Principles Board Opinion No. 11, "Accounting for Income Taxes," to an asset and liability approach. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities using enacted tax rates for the years in which the differences are expected to reverse.

         Deferred tax assets (liabilities) as of December 31, 1994 and 1993 consist of the following:

                                                 1994           1993
                                             -----------    -----------
         Net operating losses                $ 2,497,368    $ 1,888,053
         Accrued vacation                         44,894         32,298
         Accrued bonuses                          17,499         24,532
         Accrued commissions                       6,104          9,809
         Deferred rent                            35,788         39,691
         Allowance for doubtful accounts          84,435         64,950
         Property                                 22,936         (1,612)
         Intangible assets                       152,763        193,777
         State taxes                            (127,049)      (102,053)
                                             -----------    -----------

         Deferred tax asset before
           valuation allowance                 2,734,738      2,149,445
         Valuation allowance                  (2,734,738)    (2,149,445)
                                             -----------    -----------

         Net deferred tax asset              $         0    $         0
                                             ===========    ===========

         Valuation allowances were established to fully offset deferred tax assets as of December 31, 1994 and 1993, as based on available evidence, it is more likely than not that such assets will not be realized.

         As of December 31, 1994, the Company has net operating loss carryforwards for Federal income tax purposes as follows:

                  EXPIRATION DATE

                  December 31, 2005                     $   83,000
                  December 31, 2006                      2,147,000
                  December 31, 2007                      1,118,000
                  December 31, 2008                      1,537,000
                  December 31, 2009                      1,576,000
                                                        ----------

                                                        $6,461,000
                                                        ==========

         The Tax Reform Act of 1986 and the California Conformity Act of 1987 impose restrictions on utilization of net operating losses (NOLs) in the event of an "ownership change" as defined by Section 382 of the Internal Revenue Code of 1986. The pre-merger NOLs subject to Section 382 limitation total approximately $1,800,000. The amount of such pre-merger NOLs available for use each year is substantially limited. In addition, changes in ownership may further limit the availability of the use of post-merger NOLs. (See Note 8.)

6.       COMMITMENTS AND CONTINGENCIES

         Operating Lease Commitments - During 1992, the Company's primary office lease, effective from May 1992 through October 1996, provided for deferral of certain rent payments through May 1993. In December 1992, the Company entered into a new primary office lease. Under the new lease, which expires December 1997, the Company is leasing the same space covered by the original lease as well as additional space. Levelized monthly charges to expense in excess of amounts paid related to these leases have been reflected as a deferred rent credit at December 31, 1994 and 1993. Office rent expense totalled $410,050, $265,949 and $137,852 during the years ended December 31, 1994, 1993 and 1992, respectively.

         Minimum lease commitments under non-cancelable operating leases having initial terms of one year or more as of December 31, 1994 are as follows:

                  Year Ending December 31,

                  1995                                 $  396,164
                  1996                                    330,987
                  1997                                    292,938
                                                      -----------
                                                       $1,020,089
                                                       ==========

         Litigation and Claims - The Company is a defendant in legal actions arising from activities conducted in the normal course of business. Management, after consultation with legal counsel, believes that the ultimate liability, if any, arising from such actions will not have a material adverse effect on the Company's financial position or results of operations.

7.       CAPITAL STOCK

         Classes of Stock - As of December 31, 1994, the Company had four authorized classes of stock with the following significant rights and privileges:

         * Class A Common - Voting, no conversion privileges or liquidation preferences.

         * Class B Common - Non-voting, no conversion privileges or liquidation preferences.

         * Class A Preferred - Voting, non-cumulative as to dividends, convertible to Class A common with liquidation rights in preference to all common shares. At December 31, 1994 such preference amounted to $7,545,425.

         * Class B Preferred - Voting, non-cumulative as to dividends, convertible to Class A common with liquidation preferences prior to all other classes of stock in an amount equal to Class A Preferred plus 6% per annum. At December 31, 1994 such preference amounted to $3,257,659 with an equal priority to the Class A Preferred shares plus a 6% cumulative return.

         Pursuant to terms of the merger agreement with EAI (Note 2), certain common stockholders of the Company were given the option to exchange their shares of Class A common stock for an equal number of shares of Class A preferred stock. During 1993, 666,677 shares of such stock were exchanged.

         Stock Options - Through the date of the acquisition of EAI, the Company had in place a stock option plan which provided for the granting of options to purchase Class B common stock at prices less than the fair market value of the shares at the date of grant. The resulting unearned compensation was included as a separate component of stockholders' equity, and had been amortized to compensation expense over the vesting periods of the options. This plan was eliminated effective with the merger, and all outstanding options of the Company and EAI were canceled. Upon termination of the old plan during 1992, the unamortized unearned compensation balance of $358,203 was reversed, and a corresponding decrease in paid-in capital was recorded.

         In December 1992, the Company adopted a new stock option plan. Under the new plan, options to purchase 2,400,000 shares of Class B common stock were authorized to be granted with exercise prices which approximate fair market value as determined by the Board of Directors. Options are exercisable no more than ten years from the date of grant. Activity in the plans for the years ended December 31, 1994, 1993 and 1992 are summarized as follows:



                                                      Shares        Options Outstanding
                                                     Available      -------------------
                                                     For Grant     Shares     Option Price
         Balance at December 1, 1992
            (date of plan adoption)                 2,400,000
         Granted                                   (1,851,603)    1,851,603   $.025-.050
                                                                 ----------   -----------

         Balance at December 31, 1992                 548,397     1,851,603   .025-.050
         Granted                                     (503,000)      503,000        .050
                                                   ----------    ----------   ---------

         Balance at December 31, 1993                  45,397     2,354,603   $.025-.050

         Granted                                     (140,000)      140,000         .050
                                                   ----------    ----------   ----------

         Exercised                                                   (8,334)         .05
         Expired                                                    (61,666)         .05
                                                                 ----------   ----------

         Balance at December 31, 1994                 (94,603)    2,424,603   $.025-.050
                                                   ==========    ==========   ==========

         As of December 31, 1994, options granted exceeded options authorized by 94,603. Options for 1,873,727 shares were exercisable as of December 31, 1994.

         Warrants - As of December 31, 1994, the Company had warrants outstanding to purchase 47,730 and 173,931 shares of Class A Preferred Stock and Class B Preferred Stock at $1.00 per share. Additional warrants were outstanding to purchase 40,000 shares of Class B preferred stock at $1.50 per share.

8.       SUBSEQUENT EVENT

         Subsequent to December 31, 1994, the Company merged with DataMap Acquisition Corp., a wholly-owned subsidiary of DataMap, Inc. ("DataMap") of Minneapolis, Minnesota, a publicly traded company. As a result of the merger, which was accounted for as a purchase by DataMap, each share of Class A and B common stock of the Company was exchanged for approximately .6 shares of DataMap common stock. Each share of Class A and Class B preferred stock of the Company has been exchanged for approximately .06 shares of DataMap Class C preferred stock. Subject to the merger, each share of DataMap Class C preferred stock will be convertible into 10 shares of DataMap common stock. Within 90 days of the close of the merger, DataMap is to register up to 3.5 million shares of common stock. Class C preferred stock issued in the merger is subject to certain registration rights, exercisable after September 15, 1995.




                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma balance sheet and statements of operations of DataMap, Inc. ("DataMap") and VISTA Environmental Information, Inc. ("VISTA") (collectively, "the Pro Forma Statements") were prepared to illustrate the estimated effects of the merger by and among DataMap Acquisition Corp., a wholly owned subsidiary of DataMap, and VISTA that occurred on February 28, 1995. As a result of the merger, VISTA became a wholly owned subsidiary of DataMap. The acquisition has been accounted for as a purchase, and accordingly, the operating results of VISTA will be included in the operating results of Company from the date of acquisition. The pro forma statement of operations reflect the recurring items which are directly attributable to the merger, primarily amortization of intangible assets. The Pro Forma Statements do not purport to represent what the companies' financial position or results of operations would have been if the acquisition had occurred on the date or at the beginning of the periods indicated or to project the companies' financial position or results of operations for any future date or period.

         The pro forma adjustments are based upon available information and upon certain assumptions that DataMap believes are reasonable in the circumstances. The Pro Forma Statements and accompanying notes should be read in conjunction with the respective historical financial statements of DataMap and VISTA including the notes thereto.


DATAMAP, INC.
CONDENSED CONSOLIDATED
PRO FORMA BALANCE SHEET (UNAUDITED)
AS OF DECEMBER 31, 1994
(IN THOUSANDS)
                                                                   VISTA
                                                               Environmental
                                             DataMap, Inc.    Information, Inc.    Adjustments      Pro Forma
                                             -------------    -----------------    -----------      ---------
ASSETS

Current Assets:
    Cash and Cash Equivalents                    $223,913            $12,072                       $   235,985
    Trade Accounts receivable,
        less allowance for
        doubtful accounts                          97,228          1,339,811                         1,437,039
    Prepaid expenses and other
        current expenses                           72,617            122,064                           194,681
                                               ----------            -------                           -------

        Total current assets                      393,758          1,473,947                         1,867,705

Equipment and Software, at cost                 1,992,256          1,848,541       $(1,065,956)(b)   2,774,841
    Less accumulated depreciation
        and amortization                       (1,121,679)        (1,065,956)        1,065,956 (b)  (1,121,679)
                                               -----------        -----------        ---------     -----------

    Net equipment and software                    870,577            782,585                --       1,653,162

Intangible assets:
    Environmental database and lists                               1,319,095          (812,940)(b)     506,155
    Less accumulated amortization                                   (812,940)          812,940 (b)          --
                                                                  -----------          -------        --------

    Net intangible assets                                            506,155                --         506,155

Valuation Writeup-Purchase                                                          11,600,000 (d)  11,600,000

Deposits and other assets                                            130,753                           130,753
                                               ----------         ----------        ----------        --------

TOTAL ASSETS                                   $1,264,335         $2,893,440       $11,600,000     $15,757,775
                                               ==========         ==========       ===========     ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Note payable to bank                                          $  721,297                          $721,297
    Subordinated convertible Notes                                   898,928                           898,928
    Trade Accounts payable                        229,036          1,401,903                         1,630,939
    Accrued Development Costs                     487,500                                              487,500
    Accrued compensation and employee benefits     55,286                                               55,286
    Current maturities of long-term obligations     4,386            228,407                           232,793
    Deferred contract revenue                                         23,335                            23,335
    Other current liabilities                      63,102                              525,863 (b)     478,775
                                                   ------             ------           -------         -------
        Total current liabilities                 839,310          3,273,870           525,863       4,528,853

    Deferred Rent Credit                                              82,352                            82,352
    Long-term debt obligations,
        less current maturities                     7,146            371,545                           378,691
                                                  -------            -------       -----------         -------

        Total Liabilities                        $846,456         $3,727,767          $415,673      $4,989,896




DATAMAP, INC.
CONDENSED CONSOLIDATED
PRO FORMA BALANCE SHEET (UNAUDITED)
AS OF DECEMBER 31, 1994
(IN THOUSANDS)
                                                                      VISTA
                                                                  Environmental
                                               DataMap, Inc.    Information, Inc.    Adjustments      Pro Forma
                                               -------------    -----------------    -----------      ---------

STOCKHOLDERS' EQUITY
    Preferred Stock, Series A,
    Cumulative Convertible, par value $0.01;
    redemption value $0, authorized 500,000
    shares; 0 shares issued and outstanding, respectively

    Preferred Stock, Series B Convertible,
    par value $.01; liquidation value $3,000,000
    authorized 200,000 shares; 200,000 shares
    issued and outstanding                          2,000                                                  2,000

    Preferred Stock, Series C Convertible,
    par value $.01; authorized 646,141 shares;
    646,141 shares issued and outstanding                                                6,461 (d)         6,461

    Common Stock, par value $.01; authorized
    19,300,000 shares issued and outstanding
    8,322,229 and 7,891,567 shares, respectively   83,222                               26,436 (d)       109,658

    Class A Preferred Stock: 8,221,821 shares
    authorized; 7,545,425 shares outstanding                          75,454           (75,454)(a)           --

    Class B Preferred Stock: 6,778,179 shares
    authorized; 3,257,659 shares outstanding                          32,577           (32,577)(a)           --

    Class A Common Stock: 27,600,000 shares
    authorized; 4,326,457 shares outstanding                          43,264           (43,264)(a)           --

    Class B Common Stock: 2,400,000 shares
    authorized; 8,334 outstanding                                         83               (83)(a)           --

    Additional Paid-In Capital                 14,502,583          6,410,012        (6,410,012)(a)    24,819,686
                                                                                    10,317,103 (d)

    Accumulated Deficit                       (14,169,926)        (7,395,717)        7,395,717 (a)   (14,169,926)
                                              ------------       -----------        ---------        ------------

        Total Stockholders' Equity (Deficit)      417,879           (834,327)       11,184,327        10,767,879
                                               ----------         -----------       ----------        ----------

    TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY (DEFICIT)             $1,264,335         $2,893,440       $ 6,580,000       $15,757,775
                                               ==========         ==========       ===========       ===========



DATAMAP, INC.
CONDENSED CONSOLIDATED
PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
AS OF DECEMBER 31, 1994
(IN THOUSANDS)



                                                                        VISTA
                                                                    Environmental
                                               DataMap, Inc.      Information, Inc.   Adjustments      Pro Forma
                                               -------------      -----------------   -----------      ---------
Revenues                                         $943,209            $7,353,349                       $8,296,558

Cost of revenues                                  791,283             2,659,128                        3,450,411
                                                  -------             ---------                       ----------

    Gross margin                                  151,926             4,694,221                        4,846,147
                                                  -------             ---------                        ---------

Operating expenses:
    Selling, general, and administrative        2,233,724             4,961,965                        7,195,689
    Research and development                    1,418,652               641,610                        2,060,262
    Depreciation and amortization                 167,171               442,626                          609,797
    Amortization of Valuation Writeup                                                 5,520,000 (c)    5,520,000
                                                  -------                ------       ---------        ---------

        Total operating expenses                3,819,547             6,046,201       5,520,000       15,385,748
                                                ---------             ---------       ---------       ----------

Loss from operations                           (3,667,621)           (1,351,980)     (5,520,000)     (10,539,601)

Other income (expense):
    Interest income                                56,179                                                 56,179
    Interest expense                              (31,256)              243,014                         (274,270)
    Other income                                   60,000                                                 60,000
                                                   ------                ------      ----------          -------

Net Loss                                      ($3,582,698)          ($1,594,994)    ($5,520,000)    ($10,697,692)
                                              ============          ============    ============    ============

Net loss per share                                 ($0.44)               ($0.11)
Pro forma net loss per share                                                                              ($1.00)
Pro forma weighted average common
    shares outstanding                                                                                10,866,000
Common shares outstanding                       8,222,306             2,643,694





                                  DATAMAP, INC.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 1994

1.       BASIS OF PRESENTATION

         On February 28, 1995, DataMap Acquisition Corp., a wholly owned subsidiary of DataMap, Inc. ("DataMap") merged with and into VISTA Environmental Information, Inc. ("VISTA") such that VISTA became a wholly owned subsidiary of DataMap. Under the terms of the Agreement and Plan of Merger, the Shareholders of VISTA received 2,643,694 shares of common stock and 646,141 shares of Series C preferred stock, which are convertible into an aggregate of 6,461,410 shares of the Company's common stock. The pro forma statement of operations reflect the recurring items which are directly attributable to the merger, primarily amortization of intangible assets. The Pro Forma Statements do not purport to represent what the companies' financial position or results of operations would have been if the acquisition had occurred on the date or at the beginning of the periods indicated or to project the companies' financial position or results of operations for any future date or period.

2.       DETERMINATION AND ALLOCATION OF PURCHASE PRICE

         The purchase price for VISTA was determined based on the Market Value of the Shares issued (including options assumed) in exchange for all the Shares of VISTA and the book value of liabilities in excess of book value of assets assumed in the acquisition.


                  Book value of liabilities in excess of book
                    value of assets assumed in the acquisition     $  1,123,077
                  Market value of stock issued                       10,097,753
                  Fair value of assets acquired                      11,653,730

         The Market Value of the Shares issued was determined by applying a private placement discount to the average trading price of the stock on the date of the merger.

         The purchase price will be allocated between the identifiable assets and liabilities based on fair values. In addition to the historical assets and liabilities of VISTA, the purchase price will be allocated to intangible assets which include environmental databases, production technologies and the customer list.

3.       PRO FORMA ADJUSTMENTS

         (a) To eliminate VISTA's historical equity as of December 31, 1994.

         (b)      To eliminate VISTA's historical accumulated depreciation.

         (c) Amortization of intangibles in connection with the VISTA merger.

         (d) To provide for the DataMap equity issued in connection with the merger.


                                INDEX TO EXHIBITS


Item No.         Exhibit                                Method of Filing

2.1    Agreement and Plan of Merger between
       DataMap, Inc., DataMap Acquisition Corp. and
       VISTA Environmental Information, Inc. dated
       January 23, 1995, without exhibits......... Incorporated by reference to
                                                   Exhibit 10.1 to the Company's
                                                   Current Report on Form 8-K
                                                   dated January 23, 1995 (File
                                                   No. 0-20312).





4.1    Certificate of Designation of the Voting
       Powers, Preferences and Rights, and
       Qualifications, Limitations and
       Restriction, of Series C Convertible
       Preferred Stock............................ Incorporated by reference to
                                                   Exhibit 4.1 to the Company's
                                                   Current Report on Form 8-K
                                                   dated January 23, 1995 (File
                                                   No. 0-20312).





4.2    Certificate of Designation of the Voting
       Powers, Preferences and Rights, and
       Qualifications, Limitations and
       Restriction, of Series D Convertible
       Preferred Stock............................ Incorporated by reference to
                                                   Exhibit 4.2 to the Company's
                                                   Current Report on Form 8-K
                                                   dated January 23, 1995 (File
                                                   No. 0-20312).





23.1   Consent of Deloitte & Touche L.L.P......... Filed herewith electronically